Ex. 24. Consent of Hamilton, Lehrer & Dargan, P.A. included in Exhibit 5

                 The Consent of Hamilton, Lehrer & Dargan, P.A.
                        is included in Exhibit 5 of this
                          SB-2 Registration Statement.